UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 24, 2017
   MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive, Suite 150 Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Registrant’s Former Name or Address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 24, 2017, the Registrant issued a press release announcing earnings for the quarter ended September 30, 2017. A copy of the press release announcing the third quarter 2017 earnings is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated October 24, 2017 reporting third quarter 2017 earnings.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/ JEFFREY A. MARTIN
	Name:	Jeffrey A. Martin
	Title:	Chief Financial Officer and Treasurer

Date: October 24, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated October 24, 2017.

Mueller Industries, Inc. Reports Third Quarter 2017 Earnings

MEMPHIS, Tenn., October 24, 2017 -- Mueller Industries, Inc. (NYSE: MLI) announced today operating income of $37.6 million for the third quarter of 2017, compared with $37.5 million in the same quarter last year. Net income for the period was $22.3 million, or 39 cents per diluted share, on net sales of $550.4 million. This compares with net income of $26.0 million, or 45 cents per diluted share, on net sales of $506.6 million in the same quarter of 2016.

Financial and Operating Highlights for the third quarter of 2017:

•	The average price of copper was 34 percent (73 cents per pound) higher compared with the same period of 2016.

•	The increase in net sales was primarily attributable to higher selling prices, offset by the absence of $28.3 million of sales recorded by MXR, a business the Company exited in June 2017.

•	Interest expense for the quarter was $5.2 million compared with $1.8 million in the same quarter of 2016. The increase was primarily due to interest on the Company’s 6% Subordinated Debentures.

•	During the quarter, the Company paid down $100.0 million of debt.

•	At quarter-end, cash totaled $106.3 million.

Regarding the outlook, Greg Christopher, Mueller CEO, said, “Demand in most of our businesses was solid in the third quarter despite the disruption natural disasters caused in key U.S. markets. We expect this positive trend to continue.”

In addition, Mr. Christopher commented, “Our third quarter volume and operating income were significantly affected by challenges we face in our U.S. copper tube operations as we carry out major capital investment projects. Production disruptions and higher spending related to the ongoing projects, as well as lower spreads due to the rapid rise in copper prices, reduced earnings in our U.S. copper tube businesses by approximately $10.0 million compared to the third quarter of 2016.

“These capital projects are aimed at improving quality, conversion costs, yield and capacity. We believe the challenges that have affected us all year reached a crest in the third quarter. We are confident that we will make progress in ironing out the major issues by year-end and anticipate that we will begin realizing the benefits in 2018.”

Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics. It is headquartered in Memphis, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, and China. Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications. Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

*********************

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands, except per share data)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Net sales	$550,363	$506,584	$1,742,549	$1,583,464

Cost of goods sold	471,262	424,668	1,484,000	1,327,370
Depreciation and amortization	8,266	9,016	25,216	26,997
Selling, general, and administrative expense	33,276	32,413	102,953	102,707
Asset impairments	—	3,000	411	3,000

Operating income	37,559	37,487	129,969	123,390

Interest expense	(5,237)	(1,830)	(14,210)	(5,370)
Other (expense) income, net	(458)	120	324	880

Income before income taxes	31,864	35,777	116,083	118,900

Income tax expense	(8,716)	(10,837)	(33,295)	(38,963)
(Loss) income from unconsolidated affiliates, net of tax	(394)	1,122	(1,746)	3,049

Consolidated net income	22,754	26,062	81,042	82,986

Net income attributable to noncontrolling interests	(496)	(84)	(1,164)	(581)

Net income attributable to Mueller Industries, Inc.	$22,258	$25,978	$79,878	$82,405

Weighted average shares for basic earnings per share	56,987	56,631	56,891	56,536
Effect of dilutive stock-based awards	456	586	542	589

Adjusted weighted average shares for diluted earnings per share	57,443	57,217	57,433	57,125

Basic earnings per share	$0.39	$0.46	$1.40	$1.46

Diluted earnings per share	$0.39	$0.45	$1.39	$1.44

Dividends per share	$0.100	$0.100	$8.300	$0.275

Summary Segment Data:

Net sales:
Piping Systems Segment	$384,078	$351,557	$1,205,697	$1,109,109
Industrial Metals Segment	147,578	131,350	451,919	393,608
Climate Segment	32,488	30,003	103,403	92,068
Elimination of intersegment sales	(13,781)	(6,326)	(18,470)	(11,321)

Net sales	$550,363	$506,584	$1,742,549	$1,583,464

Operating income:
Piping Systems Segment	$20,724	$24,138	$85,672	$88,256
Industrial Metals Segment	23,045	18,749	60,475	55,785
Climate Segment	5,429	4,824	17,155	14,540
Unallocated expenses	(11,639)	(10,224)	(33,333)	(35,191)

Operating income	$37,559	$37,487	$129,969	$123,390

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$106,344	$351,317
Accounts receivable, net	276,678	256,291
Inventories	284,114	242,013
Other current assets	25,692	44,702

Total current assets	692,828	894,323

Property, plant, and equipment, net	283,845	295,231
Other assets	272,551	257,922

	$1,249,224	$1,447,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$14,450	$13,655
Accounts payable	125,032	103,175
Other current liabilities	105,677	102,162

Total current liabilities	245,159	218,992

Long-term debt	388,818	213,709
Pension and postretirement liabilities	31,877	31,273
Environmental reserves	21,365	21,208
Deferred income taxes	19,963	19,573
Other noncurrent liabilities	12,005	6,284

Total liabilities	719,187	511,039

Total Mueller Industries, Inc. stockholders’ equity	516,903	898,684
Noncontrolling interests	13,134	37,753

Total equity	530,037	936,437

	$1,249,224	$1,447,476

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	September 30, 2017	October 1, 2016

Cash flows from operating activities
Consolidated net income	$81,042	$82,986
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	25,439	27,267
Stock-based compensation expense	5,555	4,553
Loss (income) from unconsolidated affiliates	1,746	(3,049)
Gain on sale of business	(1,491)	—
Gain on disposals of properties	(26)	(747)
Gain on sales of securities	(611)	—
Impairment charges	411	3,000
Deferred income taxes	624	6,491
Changes in assets and liabilities, net of businesses acquired and sold:
Receivables	(33,359)	(45,780)
Inventories	(40,920)	(914)
Other assets	(3,372)	14,428
Current liabilities	20,967	(15,998)
Other liabilities	(1,498)	(2,101)
Other, net	(973)	450

Net cash provided by operating activities	53,534	70,586

Cash flows from investing activities
Capital expenditures	(17,297)	(15,632)
Acquisition of businesses, net of cash acquired	(18,396)	(20,533)
Proceeds from sale of business, net of cash sold	17,483	—
Net withdrawals from restricted cash balances	5,197	1,177
Investment in unconsolidated affiliates	(3,317)	—
Proceeds from sales of properties	11,732	5,301
Proceeds from sales of securities	1,787	—

Net cash used in investing activities	(2,811)	(29,687)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(191,241)	(15,555)
Dividends paid to noncontrolling interests	(2,909)	(3,765)
Issuance of long-term debt	—	2,000
(Repayment) issuance of debt by consolidated joint ventures, net	(3,451)	5,006
Net cash used to settle stock-based awards	(1,644)	(1,356)
Repayments of long-term debt	(100,917)	(769)

Net cash used in financing activities	(300,162)	(14,439)

Effect of exchange rate changes on cash	4,466	(3,511)

(Decrease) increase in cash and cash equivalents	(244,973)	22,949
Cash and cash equivalents at the beginning of the period	351,317	274,844

Cash and cash equivalents at the end of the period	$106,344	$297,793